THIRD AMENDED AND RESTATED
                                   SCHEDULE A
                                     TO THE
           INBOUND CALL MANAGEMENT AND FULFILLMENT SERVICES AGREEMENT
                                 BY AND BETWEEN
                         SCOUT INVESTMENT ADVISORS, INC.
                                       AND
                         UMB DISTRIBUTION SERVICES, LLC


                                  NAME OF FUNDS



UMB Scout Stock Fund
UMB Scout Growth Fund
UMB Scout Mid Cap Fund
UMB Scout Small Cap Fund
UMB Scout International Fund
UMB Scout International Discovery Fund
UMB Scout Bond Fund
UMB Scout Money Market Fund - Federal Portfolio
UMB Scout Money Market Fund - Prime Portfolio
UMB Scout Tax-Free Money Market Fund



         The undersigned, intending to be legally bound, hereby execute this Third Amended and Restated Schedule A to the Inbound Call Management and Fulfillment Services Agreement dated August 6, 2001, and executed by and between Scout Investment Advisors, Inc. and UMB Distribution Services, LLC (formerly known as Sunstone Distribution Services, LLC), to be effective as of the 31st day of December 2007.


UMB DISTRIBUTION SERVICES, LLC              SCOUT INVESTMENT ADVISORS, INC.



By:      /S/ PETER J. HAMMOND           By:      /S/ C. WARREN GREEN
    ----------------------------               ------------------------------

Title:   PRESIDENT                      Title:   CHIEF FINANCIAL OFFICER
      --------------------------              -------------------------------